EXHIBIT (8)(x)
FIFTH AMENDMENT
TO
PARTICIPATION AGREEMENT
AMONG
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,
AIG CAPITAL SERVICES, INC.,
VALIC COMPANY I AND
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
     THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT (“Amendment”) effective as of October __, 2014, amends the Participation Agreement dated as of July 1, 1999 (the “Agreement”), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the “Account”), AIG CAPITAL SERVICES, INC. (“ACS”), VALIC COMPANY I (the “Fund”), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the “Adviser”), (collectively, the “Parties”). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.
     WHEREAS, from time to time, the Fund will make additional Portfolios available to one or more Accounts of the Company;
     WHEREAS, the Parties now desire to amend the Agreement to reflect a new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts;
     WHEREAS, the Parties wish to amend the Agreement regarding administrative reimbursements paid to the Company by the Adviser;
     WHEREAS, the Parties wish to amend the Agreement in order to provide for the use of Portfolio summary prospectuses by the Variable Insurance Products; and
     WHEREAS, the Company and ACS wish to affirm their compliance with the Information Sharing and Restricted Trading Agreement between the Company and the Fund.
     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
1.	Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add Polaris Select Investor Variable Annuity effective on or about October __, 2014.

2.	The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company’s Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3.	Schedule A-2 is being added to the Agreement to add the Global Social Awareness Fund, International Equities Index Fund, Mid Cap Index Fund, Nasdaq-100 Index Fund, Small Cap Index Fund and Stock Index Fund to the FSA Variable Separate Account.

4.	The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A-1 and/or Schedule A-2 of the Agreement, and thereby amend such schedules of the Agreement.

5.	Section 3.2(e) of the Agreement is deleted in its entirety and replaced with the following:
(e)	Certain Administrative Expenses of the Company. The Adviser will reimburse the Company on a calendar quarterly basis, for certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership of shares of the Portfolios of the Fund by owners of those Contracts which are subject to such reimbursement as indicated on Schedule B hereto. Such reimbursements shall be in an amount set forth on Schedule A-1 and Schedule A-2 based on the net assets of the Funds attributable to such Contracts. The determination of applicable assets shall be made by averaging assets in applicable Portfolios of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract owner.
6.	A new Section 3.1(d) is hereby added to the Agreement as follows in order to provide for use of Portfolio summary prospectuses by the Variable Insurance Products:

“3.1(d) The Fund on behalf of one or more Portfolios will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act (“Rule 498”) applicable to its Portfolios. The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Fund with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.”
7.	Pursuant Rule 22c-2 of the 1940 Act, the Fund, ACS and the Company agree to comply with the terms included in the Information Sharing and Restricted Trading Agreement between the Fund and the Company dated April 16, 2007 and Amendment No. 1 thereto dated as of October __, 2014.

8.	Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.
     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.

By:
Name:	Robert J. Scheinerman
Title:	Executive Vice President, Individual and Group Retirement

AIG CAPITAL SERVICES, INC.

By:
Name:
Title:

VALIC COMPANY I

By:
Name:
Title:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE A-1
PORTFOLIOS OF
VALIC COMPANY I
AVAILABLE FOR PURCHASE BY
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK UNDER THIS AGREEMENT
(As of October                     , 2014 except as otherwise indicated below)

		Administrative Service
		Fee
Separate Account	Fund Name	Pursuant to Section 3.2(e)
The United States Life	International Equities Index Fund	0.15%
Insurance Company	Mid Cap Index Fund	0.15%
In the City of New York	Money Market I Fund	0.00%
Separate Account USL VA-R	Nasdaq-100 Index Fund	0.05%
Established: August 8, 1997	Science & Technology Fund	0.15%
	Small Cap Index Fund	0.15%
	Stock Index Fund	0.15%

The United States Life	Dynamic Allocation Fund	0.15%
Insurance Company	Emerging Economies Fund	0.20%
In the City of New York	Foreign Value Fund	0.15%
Separate Account USL VL-R	International Equities Index Fund	0.15%
Established: August 8, 1997	Mid Cap Index Fund	0.15%
	Money Market I Fund	0.00%
	Nasdaq-100 Index Fund	0.05%
	Science & Technology Fund	0.15%
	Small Cap Index Fund	0.15%
	Stock Index Fund	0.15%

The United States Life	International Equities Index Fund	0.15%
Insurance Company	Mid Cap Index Fund	0.15%
In the City of New York	Small Cap Index Fund	0.15%
Separate Account USL B Established: June 5, 1986
The parties hereto agree that this Schedule A-1 may be revised and replaced as necessary to accurately reflect the Portfolios of the Fund covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

SCHEDULE A-2
PORTFOLIOS OF
VALIC COMPANY I
AVAILABLE FOR PURCHASE BY
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK UNDER THIS AGREEMENT
(As of October         , 2014 except as otherwise indicated below)

		Administrative Service
		Fee
Separate Account	Fund Name	Pursuant to Section 3.2(e)
The United States Life	Global Social Awareness Fund	0.25%
Insurance Company	International Equities Index Fund	0.21%
In the City of New York	Nasdaq-100 Index Fund	0.21%
FSA Variable Separate Account	Mid Cap Index Fund	0.25%
	Small Cap Index Fund	0.29%
	Stock Index Fund	0.23%
The parties hereto agree that this Schedule A-2 may be revised and replaced as necessary to accurately reflect the Portfolios of the Fund covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

SCHEDULE B**
SEPARATE ACCOUNTS AND CONTRACTS

Form Numbers and Names of Contracts
Name of Separate Account and Date	Funded by Separate Account
Established by Board of Directors	Form Nos.:	Name of Contract:
The United States Life Insurance Company in the City of New York Separate Account USL VA-R Established: August 8, 1997	98505N	Select ReserveSM Flexible Payment Variable and Fixed Individual Deferred Annuity

	03017N 98033N 98034N	Platinum InvestorSM Immediate Single Premium Variable Annuity Generations Variable Annuity

The United States Life Insurance Company in the City of New York Separate Account USL VL-R Established: August 8, 1997	97600N	Platinum Investor Flexible Premium Variable Life Insurance Policies

	99206N	Platinum Investor Survivor Last Survivor Flexible Premium Variable Life Insurance Policies

	02600N	Platinum Investor PLUS Flexible Premium Variable Life Insurance Policies

	05604N and 05604NU	Platinum Investor VIP Flexible Premium Variable Universal Life Insurance Policies

	07921N and 07921NU	Protection Advantage Select Flexible Premium Variable Universal Life Insurance Policies

	08704N and 08704NU	Income Advantage Select Flexible Premium Variable Universal Life Insurance Policies

Form Numbers and Names of Contracts
Name of Separate Account and Date	Funded by Separate Account
Established by Board of Directors	Form Nos.:	Name of Contract:
The United States Life Insurance	21GVUL	Executive Advantage Group
Company in the City of New	D997NY	Flexible Premium Variable
York Separate Account USL B	21GVUL	Universal Life Insurance Policies
Established: June 5, 1986	U997NY
21GVUL
D997
21GVUL
997
The United States Life Insurance	US-802	Polaris Select Investor Variable Annuity
FSA Variable Separate Account	(5/14)

**	The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.